Amendment Deed Supplementary Terms Notice

Perpetual Trustees Consolidated Limited Crusade Management Limited St.George Bank Limited St.George Custodial Pty Limited P.T. Limited The Bank of New York
Crusade Global Trust No.2 of 2005
Deutsche Bank Place Corner Hunter and Phillip Streets Sydney NSW 2000 Australia Tel 61 2 9230 4000 Fax 61 2 9230 5333 www.aar.com.au © Copyright Allens Arthur Robinson 2006

Amendment Deed Supplementary Terms Notice

Page (i)

Amendment Deed Supplementary Terms Notice

Date	29 September 2006
Parties
1.

Perpetual Trustees Consolidated Limited (ABN 81 004 029 841) of Level 12, Angel Place, 123 Pitt Street, Sydney, New South Wales 2000 in its capacity as trustee of the Crusade Global Trust No.1 of 2005 (Trustee);

2.	Crusade Management Limited (ABN 90 072 715 916) of 4-16 Montgomery Street, Kogarah, Sydney, New South Wales 2217 (Manager);
3.	St George Bank Limited (ABN 92 055 513 070) of 4-16 Montgomery Street, Kogarah, New South Wales 2217 (St.George);
4.	St George Custodial Pty Limited (ABN 87 003 347 411) of 4-16 Montgomery Street, Kogarah, New South Wales 2217 (Custodian);
5.	P.T Limited (ABN 67 004 454 666) of Level 12, Angel Place, 123 Pitt Street, Sydney, New South Wales 2000 (Security Trustee); and
6.	The Bank of New York of 101 Barclay Street, Floor 21 West, New York, New York, 10286, United States of America (the Note Trustee).
Recitals
A	The parties are parties to a Supplementary Terms Notice dated 12 September 2005 as amended (the Supplementary Terms Notice) in relation to the Crusade Global Trust No.2 of 2005 (the Relevant Trust).
B	The parties wish to amend the Supplementary Terms Notice in the manner set out in this deed.
1.	Definitions and Interpretation
1.1	Definitions

Words and expressions defined in the Supplementary Terms Notice have the same meaning when used in this deed unless the context otherwise requires or unless otherwise defined in this deed.

1.2	Interpretation

Clause 2 of the Supplementary Terms Notice applies as if incorporated in this deed and as if references in the Supplementary Terms Notice were references to this deed.

Amendment Deed Supplementary Terms Notice

2.	Amendments

The definition of Mortgage Insurer in clause 2.1 of the Supplementary Terms Notice is amended by inserting the words ", or any other mortgage insurer which the Designated Rating Agencies confirm will not, if that mortgage insurer provides Mortgage Insurance in respect of any Purchased Receivable, result in the downgrade or withdrawal of rating of any Notes" after the words "the Commonwealth of Australia", in that clause.

3.	Confirmation

(a)	The Manager confirms that:
(i)

 it has complied with clause 33.1 of the Master Trust Deed in respect of the amendments contemplated by this deed on the basis that the amendments to the Supplementary Terms Notice made by this Deed are appropriate and expedient as a consequence of a proposed replacement of a Mortgage Insurer for the Relevant Trust and are desirable to enable the provisions of the Supplementary Terms Notice to be more conveniently, advantageously and economically administered;

	(ii)	it has fully complied with clause 33.4 of the Master Trust Deed and clause 19.1 of the Note Trust Deed; and
	(iii)	it is of the belief that the amendments contemplated by this deed are not materially prejudicial to the interests of the US$ Noteholders as a whole.
(b)

The Manager instructs and directs the Trustee to enter into this deed and into novations of and amendments to any Mortgage Insurance Policy in relation to the replacement of St.George Insurance Pte Limited by St.George Insurance (Australia) Pty Limited as a Mortgage Insurer, provided that the Designated Rating Agencies have confirmed that the amendments contemplated by this deed and such novations and amendments will not lead to a downgrade or withdrawal of rating of any Notes.

4.	Effective Date

This deed takes effect, and the parties agree to be bound by the Supplementary Terms Notice as amended by this deed, from the date of this deed or such other date as the parties may agree.

5.	Limitation of liability – Security Trustee

Notwithstanding any other provision of this deed, the Security Trustee will have no liability under or in connection with this deed or any other Transaction Document to any person other than to the extent to which the liability is able to be satisfied out of the property from which the Security Trustee is actually indemnified for the liability. This limitation will not apply to a liability of the Security to the extent that it is not satisfied because, under this deed or by operation of law, there is a reduction in the extent of the Security Trustee’s indemnification as a result of the Security Trustee’s fraud, negligence or breach of trust. Nothing in this clause or any similar provision in any other Transaction Document limits or adversely affects the powers of the Security Trustee, any Receiver or attorney in respect of the charge or the charged property.

Amendment Deed Supplementary Terms Notice

6.	Note Trustee's liability

Clause 14 of the Note Trust Deed applies as if incorporated in this deed and as if references to the Note Trust Deed were references to this deed.

7.	Governing law and jurisdiction

This deed is governed by the laws of New South Wales. Each of the parties submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

8.	Counterparts

This deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Each attorney executing this Deed states that he or she has no notice of revocation or suspension of his or her power of attorney.

Trustee

Signed Sealed and Delivered for Perpetual Trustees Consolidated Limited by its attorney under power of attorney in the presence of:
/s/ Oleg Khomenko	/s/ Andrea Ruver /s/ Joe D'Ambrosio
Witness Signature	Attorney Signature
Oleg Khomenko	Andrea Ruver, Manager Joe D'Ambrosio, Manager
Print Name	Print Name

Amendment Deed Supplementary Terms Notice

Manager

Signed Sealed and Delivered for Crusade Management Limited by its attorney under power of attorney in the presence of:
/s/ Oleg Khomenko	/s/ Andrew Jinks
Witness Signature	Attorney Signature
Oleg Khomenko	Andrew Jinks
Print Name	Print Name

St.George

Signed Sealed and Delivered for St.George Bank Limited by its attorneys under power of attorney in the presence of:
/s/ Andrew Jinks
Attorney Signature
Andrew Jinks
Print Name
/s/ Oleg Khomenko
Witness Signature	Attorney Signature
Oleg Khomenko
Print Name	Print Name

Amendment Deed Supplementary Terms Notice

Custodian

Signed Sealed and Delivered for St.George Custodial Pty Limited by its attorney under power of attorney in the presence of:
/s/ Oleg Khomenko	/s/ Andrew Jinks
Witness Signature	Attorney Signature
Oleg Khomenko	Andrew Jinks
Print Name	Print Name

Security Trustee

Signed Sealed and Delivered for P.T. Limited by its attorney under power of attorney in the presence of:
/s/ Oleg Khomenko	/s/ Andrea Ruver /s/ Joe D'Ambrosio
Witness Signature	Attorney Signature
Oleg Khomenko	Andrea Ruver, Manager Joe D'Ambrosio, Manager
Print Name	Print Name

Note Trustee

Signed Sealed and Delivered by The Bank of New York in the presence of:
/s/ Esther Fong	/s/ Yvonne Yap
Witness Signature	Attorney Signature
Esther Fong, Assistant Vice President	Yvonne Yap, Assistant Vice President
Print Name	Print Name

Page 5